VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN
STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 1993 AND 1992

                                                                     1993               1992
                                                                 ____________       ____________

ASSETS
Cash                                                             $      1,306       $     37,043
Investments, at fair value (Note 2, and Schedule I)
     Common stock of VICORP Restaurants, Inc.                       1,764,459          2,046,600
     Mutual fund securities                                         4,646,896          4,185,638
     Guaranteed investment contracts                                5,783,190          3,015,997
     Short-term investments                                         1,898,497          2,326,853
     Real estate                                                    2,108,000          2,108,000
Notes receivable from participants (Note 3)                         1,595,138          1,209,214
Contributions receivable (Note 4)
     Company                                                          848,761            817,869
     Participants                                                      99,447             68,589
Interest and other receivables                                          8,729             12,071

                                                                  ___________        ___________
     Total assets                                                  18,754,423         15,827,874
                                                                  ___________        ___________


LIABILITIES AND PLAN EQUITY

Refunds payable to participants                                       220,425            316,563
Accrued expenses                                                       21,741             58,962
                                                                  ___________        ___________

     Total liabilities                                                242,166            375,525
                                                                  ___________        ___________



PLAN EQUITY                                                      $ 18,512,257       $ 15,452,349
                                                                  ===========        ===========




     The accompanying notes and schedules are an integral part of the financial statements.




VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN
STATEMENTS OF PLAN INCOME AND CHANGES TO PLAN EQUITY

                                                         Year Ended      Year Ended      Year Ended
                                                         December 31,    December 31,    December 31,
                                                            1993            1992            1991
                                                         ____________     ___________     __________

NET INVESTMENT INCOME
     Interest income                                      $   477,321     $   489,497     $   442,576
     Dividend income                                          478,599         340,271         169,311
     Rental income                                            232,968         232,271         232,271
     Administrative expenses                                  (50,246)        (62,240)        (60,016)
                                                         ____________    ____________    ____________

        Net investment income                               1,138,642         999,799         784,142


NET REALIZED GAINS (LOSSES)  (Note 7)
     Employer common stock                                    (28,440)          3,236           6,675
     Other investments                                        121,454          58,390          20,547

UNREALIZED APPRECIATION (DEPRECIATION)
     Employer common stock                                   (458,386)        368,481          82,472
     Other investments                                        375,302         (71,803)        384,256

CONTRIBUTIONS RECEIVED OR ACCRUED (Note 4)
     Company                                                  848,761         817,869         650,622
     Participants                                           2,631,285       2,591,125       1,985,946
                                                         ____________    ____________    ____________

        Total additions                                     4,628,618       4,767,097       3,914,660
                                                         ____________    ____________    ____________


WITHDRAWALS, NET OF FORFEITURES (Note 5)
     Participant withdrawals                                1,603,875       1,584,312       1,096,254
     Forfeitures redistributed                                (35,165)        (20,524)        (13,833)
                                                         ____________    ____________    ____________

        Net withdrawals                                     1,568,710       1,563,788       1,082,421
                                                         ____________    ____________    ____________



NET INCREASE IN PLAN EQUITY                                 3,059,908       3,203,309       2,832,239
PLAN EQUITY AT BEGINNING OF YEAR                           15,452,349      12,249,040       9,416,801
                                                         ____________    ____________    ____________


PLAN EQUITY AT END OF YEAR                               $ 18,512,257    $ 15,452,349    $ 12,249,040
                                                         ============    ============    ============



          The accompanying notes and schedules are an integral part of the financial statements.






                      VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN
                                  NOTES TO FINANCIAL STATEMENTS



1.      Description of Plan
        -------------------

        The VICORP Restaurants, Inc., Employees' Profit Sharing Plan (the "Plan"), was established October 1968, for the exclusive benefit of VICORP Restaurants, Inc. (the "Company or VICORP") employees and their beneficiaries. The Plan is a defined contribution plan covering all employees of the Company who are at least 21 years of age and have completed one year of service as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. It is administered by the Plan Managers and Plan Administrator, all appointed by the Company's Board of Directors. The Plan's assets are managed through a trust agreement with Colorado National Bank (formerly Central Bank of Denver), (the "Trustee"). Effective January 1, 1994, the Bank of Cherry Creek was named as successor Trustee for the Plan. Certain administrative and accounting services of the Plan are provided by the Company at no cost.

2.      Summary of Significant Accounting Policies
        ------------------------------------------

        The financial statements of the Plan are presented on the accrual basis of accounting.

        Assets of the Plan are valued at fair values as of the end of the Plan year. Fair value is determined as follows:

        a. Investments in publicly traded stocks, bonds and mutual funds are valued based upon available market quotations as of the last business day of the Plan year.

        b. Investments in short-term cash equivalents are valued at cost, which approximates market value.

        c. Guaranteed investment contracts are valued at the original invest-ment plus interest earned through the last day of the Plan year.

        d. Real estate investments are valued at appraised value, as determined by independent appraisals performed from time to time and as adjusted by the Plan Managers when, in their judgment, material changes in value have occurred.

        Unrealized appreciation or depreciation is the difference between the fair value at the end of the current year and the cost of the invest-ment, if acquired during the current Plan year, or the fair value at the beginning of the Plan year.

        Realized gain or loss on investments is the difference between the sales proceeds and the value at the beginning of the year of the Plan assets sold, or original cost if acquired and sold during the same Plan year.

3.      Investment Programs
        -------------------

        Participants Contributions

        Effective April 1, 1989, participants were allowed to designate the investment of their contributions into various investment categories selected by the Plan Managers. They may change investment selections four times a year at the beginning of each calendar quarter. Participants may select either one or any combination of investment funds as long as at least 20% of each contribution is directed into each fund selected.

        The following summarizes the investment programs currently available to participants:

               The VICORP Restaurants, Inc. Common Stock Fund invests in VICORP Common Stock, which is publicly traded in the over-the-counter market and is quoted on the National Association of Securities Dealers, National Market System.

               The Guaranteed Investment Contract ("GIC") Fund invests in guaranteed investment contracts issued by banks and triple A rated insurance companies and the Fidelity Managed Income Portfolio ("Fidelity Portfolio"). The Fidelity Portfolio is comprised of high quality fixed and variable rate investment contracts issued by insurance companies or banks; synthetic contracts, and units of a money market portfolio. The Fidelity Portfolio is managed by Fidelity Management Trust Company, a division of Fidelity Investments. The GIC fund seeks protection of principal with a fixed rate of return over a specified time period, with both principal and interest guaranteed by the issuing institution.

               The Fidelity Magellan Fund is a publicly traded mutual fund that actively seeks capital appreciation by investing in common stocks and securities convertible into common stock. This fund is managed by Fidelity Management & Research Company.

               The Fidelity Puritan Fund is a publicly traded mutual fund that seeks to produce as much income as possible while preserving capital by investing in a broadly diversified portfolio of high yielding securities, including common stocks, preferred stocks and bonds and securities convertible into common stock. This fund is managed by Fidelity Management & Research Company.

               The Fidelity Equity-Income Fund is a publicly traded mutual fund that seeks to produce income by investing primarily in income-producing equity securities that also consider the potential for capital appreciation. This fund is managed by Fidelity Management & Research Company.

        At December 31, 1992, proceeds in the amount of $2,270,616 from a guaranteed investment contract that matured on December 31, 1992, were invested in a temporary short-term cash investment pending reinvestment in another guaranteed investment contract for the year 1993. These funds were invested in the Fidelity GIC Open-End Portfolio on January 7, 1993.

        The Plan Manager may add or delete investment categories at any time, as long as a diversified group of investment categories is available into which participants may invest.

        As of December 31, 1993, the number of participants in the above described investment programs was as follows:

                             VICORP Stock Fund                        1,055
                             GIC Fund                                 1,443
                             Fidelity Magellan Fund                     911
                             Fidelity Puritan Fund                      677
                             Fidelity Equity-Income Fund                613
                             Loan Fund (described below)                395

        The total number of participants in the above listing is greater than the total number of Plan participants because certain participants have elected more than one fund.

        Loans

        Participants may borrow from their vested account balances to the extent permitted by the Plan Manager and as provided under current regulatory guidelines. Loans are considered an investment choice for the participants borrowing funds from the Plan. Repayment is required through payroll deductions over a maximum period of 5 years unless the loan is used to purchase, construct or rehabilitate the participant's principal residence, in which case repayment must be made within 10 years. Loans must be repaid in full at the time of termination. The interest rate on loans is 1% above the prime rate at the date the loan is made. At December 31, 1993, interest rates on outstanding loans ranged from 7.0% to 12.5% with maturity dates ranging from March 11, 1994 to December 9, 2003.

        Company Contributions

        Company contributions are invested in real estate (see Note 8), mutual fund investments and short-term temporary cash investments.

        At December 31, 1993, in connection with the change in Trustees (see
        Note 1), all mutual fund securities held in the Company Contributions Account in the amount of $1,844,051 were sold and invested in short-term cash investments pending reinvestment by the new Trustee. These funds were reinvested in various mutual fund investments on January 20, 1994.

4.      Contributions
        -------------

        Eligible employees may elect to contribute, as a salary reduction, between 2% and 18% of their annual compensation, as defined in the Plan, with a maximum annual contribution of $8,994 in 1993, subject to certain limitations required by the Internal Revenue Service. Contributions made that are subsequently determined to exceed these limitations, together with income applicable to such amounts, are refunded to the affected participants at least annually. Changes in the level of contributions may be made once each calendar quarter. Additionally, a participant may voluntarily discontinue or resume contributions voluntarily suspended, on a quarterly basis.

        The Company's contribution, if any, is determined annually by the Board of Directors. In years in which VICORP is profitable, a Company contribution will be made equal to a minimum of 2% of the aggregate compensation of all participants in the Plan for that year, while they were participating. In no event will the Company's contribution exceed 15% of any participant's compensation during any Plan year during the time they participate in the Plan, nor will it exceed 15% of the aggregate compensation of all participants in the Plan for the year.

        Forfeitures from terminated Plan participants who are not fully vested are reallocated to the accounts of active participants at the end of the Plan year as part of the Company's contribution.

5.      Withdrawals, Distributions and Vesting
        --------------------------------------

        Upon retirement, disability or termination of employment, participants' contributions and their vested Employer Fund account balances are avail-able for distribution in a lump sum in the calendar quarter following the quarter in which their termination occurred or in monthly installments. All investments of a terminating participant will be converted to cash for purposes of distribution. The nonvested portion of former participants' accounts are included in forfeitures and allocated to active participants at the end of the Plan year in which the distribution occurred. Obligations for distributions to partici-pants who terminated from the Plan prior to December 1993 and 1992, respectively, but were not paid until subsequent to year end are as follows:

                                                                December 31
                                                       ____________________________

                                                          1993              1992
                                                       ___________        _________

               VICORP Stock Fund                       $   145,443        $   85,300
               GIC Fund                                    545,878           216,334
               Fidelity Magellan Fund                      268,876           151,272
               Fidelity Puritan Fund                       124,098            33,880
               Fidelity Equity-Income Fund                  53,420            34,903
               Employer Fund                               317,751           144,983
                                                       ___________        __________
                                                       $ 1,455,466        $  666,672
                                                       ===========        ==========


        Participants are always 100% vested in their employee accounts. Years of service determine vesting amounts in the Employer Fund account balance. The Plan's vesting schedule is as follows:

                                                              Percentage of
                                                         Company Contributions
                        Years of Service                 Account Which is Vested
                        ________________                 _______________________

                   Fewer than 2                                       0
                   2 or more but fewer than 3                        20
                   3 or more but fewer than 4                        40
                   4 or more but fewer than 5                        60
                   5 or more but fewer than 6                        80
                   6 or more                                        100

        In-service withdrawals are limited to hardship withdrawals and participant loans. Hardship withdrawals are limited to a $1,000 maximum and are taken from the participant's employee contribution account. Hardship withdrawals are permitted only if the participant has an immediate and heavy financial need, as defined, and has no other resources available to meet that need. If a participant qualifies for and receives a hardship withdrawal, contributions must be suspended for 12 months from the date of the hardship distribution, and the maximum contribution the participant may make the year following the year of distribution must be reduced by the amount contributed in the year of the withdrawal.

        Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.      Tax Status
        ----------

        A favorable determination letter dated April 10, 1992, has been received by the Plan from the Internal Revenue Service ("IRS") indicating the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "Code") and is exempt from federal income tax under Section 501(a) of the Code.

        Under the provisions of the Plan, participants may elect to defer their compensation from a minimum of 2% to a maximum of 18%, (subject to certain limitations under the Code and the Plan) as their employee contributions to the Plan. Amounts so deferred, along with amounts contributed by the employer and earnings on all contributions, are not taxable to participants until distributed to them from the Plan.

7.      Realized Gain (Loss) on Investments
        -----------------------------------

                                                   Employer         Other
                                                 Securities       Securities        Total
                                                 ___________      ___________     ___________

        Year ended December 31, 1991
          Aggregate proceeds                     $    57,407      $    160,615    $    218,022
          Aggregate cost                              50,732           140,068         190,800
                                                 ___________      ____________    ____________
          Net realized gain (loss)               $     6,675      $     20,547    $     27,222
                                                 ===========      ============    ============

        Year ended December 31, 1992
          Aggregate proceeds                     $    21,198      $  1,266,217    $  1,287,415
          Aggregate cost                              17,962         1,207,827       1,225,789
                                                 ___________      ____________    ____________
          Net realized gain (loss)               $     3,236      $     58,390    $     61,626
                                                 ===========      ============    ============

        Year ended December 31, 1993
          Aggregate proceeds                     $   184,008      $  2,225,086    $  2,409,094
          Aggregate cost                             212,448         2,103,632       2,316,080
                                                 ___________      ____________    ____________
          Net realized gain (loss)               $   (28,440)     $    121,454    $     93,014
                                                 ===========      ============    ============

        Cost represents the fair market value at the beginning of the Plan year of investments sold or original cost for investments bought and sold during the same Plan year.

8.      Party-In-Interest Investments
        -----------------------------

        As of December 31, 1993, the Plan held party-in-interest investments consisting of 96,025 shares of VICORP common stock and real estate for three restaurants operated by the Company, or franchisees of the Company, under the Company's trade names Village Inn or Bakers Square, all of which are leased to the Company. The restaurant interests are as follows:

               - An undivided interest in the property and rents of 790 West Higgins Road, Hoffman Estates, Illinois, leased until February 14, 1999.

               - An undivided interest in the property and rents of 203 North Fourth Street, Sterling, Colorado, leased until February 13, 1999.

               - An undivided interest in the property and rents of 1440 South Country Club Drive, Mesa, Arizona, leased until February 13, 2001.




VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN            SCHEDULE I
STATEMENT OF INVESTMENTS HELD
AS OF DECEMBER 31, 1993



                                                 NUMBER OF
                                                 SHARES OR                           MARKET         MARKET
                                                 PRINCIPAL                            VALUE          VALUE
INVESTMENTS                                        VALUE             COST            OF ISSUE       PER UNIT
___________                                      _________       ___________       ___________      ________

Common Stock of VICORP Restaurants, Inc.            96,025       $ 2,222,845       $ 1,764,459       $18.38
                                                                 ___________       ___________

Mutual Fund Securities
  Fidelity Magellan Fund                            38,533         2,491,457         2,730,033        70.85
  Fidelity Puritan Fund                             67,882         1,023,564         1,069,144        15.75
  Fidelity Equity-Income Fund                       24,908           751,746           842,885        33.84
  First American-Intermediate Term Income Fund         236             2,369             2,366        10.02
  First American-Stock Fund                            153             2,457             2,468        16.11
                                                                 ___________       ___________

     Total Mutual Fund Securities                                  4,271,593         4,646,896
                                                                 ___________       ___________


Guaranteed Investment Contracts
  Washington Mutual Savings Bank                 2,461,885         2,461,885         2,461,885          N/A
  Fidelity Management Trust Company              3,321,305         3,321,305         3,321,305          N/A
                                                                 ___________       ___________

     Total Guaranteed Investment Contracts                         5,783,190         5,783,190
                                                                 ___________       ___________


Short-Term Investments
  Federated Prime Obligations Fund               1,898,497         1,898,497         1,898,497          N/A
                                                                 ___________       ___________


Real Estate                                                        2,108,000         2,108,000          N/A
                                                                 ___________       ___________

Notes Receivable from Participants                                 1,595,138         1,595,138
 (Interest rates ranging from 7.0% to 12.5%)                     ___________       ___________

TOTAL INVESTMENTS                                                $17,879,263       $17,796,180
                                                                 ===========       ===========




VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN            SCHEDULE II
ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS
AS OF DECEMBER 31, 1993


                                             FIDELITY   FIDELITY  FIDELITY
                                   VICORP    MAGELLAN   PURITAN    EQUITY-      GIC        LOAN     EMPLOYER
                                 STOCK FUND    FUND       FUND    INCOME FUND   FUND       FUND      FUND        TOTAL
                                 __________ __________ __________ __________ __________ __________ __________ __________

ASSETS
Cash                             $          $          $          $          $          $          $    1,306 $     1,306
Investments
  Common stock of VICORP
   Restaurants, Inc.              1,764,459                                                                     1,764,459
  Mutual Fund Securities                     2,730,033  1,069,144    842,885                            4,834   4,646,896
  Guaranteed Investment Contract                                              5,783,190                         5,783,190
  Short-term Investments             54,446                                                         1,844,051   1,898,497
  Real Estate                                                                                       2,108,000   2,108,000

Notes receivable from participants                                                       1,595,138              1,595,138
Contributions receivable
  Company                                                                                             848,761     848,761
  Participants                       18,365     26,918     11,659     10,078     32,427                            99,447
Interest and other receivable            70         39         32         25         31                 8,532       8,729
                                ___________ __________ __________ __________ __________ __________ __________ ___________

       Total assets               1,837,340  2,756,990  1,080,835    852,988  5,815,648  1,595,138  4,815,484  18,754,423
                                ___________ __________ __________ __________ __________ __________ __________ ___________


LIABILITIES AND PLAN EQUITY

Refunds payable to participants      15,959     23,274     12,263     12,085     50,420               106,424     220,425
Accrued expenses                                                                                       21,741      21,741
                                ___________ __________ __________ __________ __________ __________ __________ ___________

       Total liabilities             15,959     23,274     12,263     12,085     50,420      ---      128,165     242,166
                                ___________ __________ __________ __________ __________ __________ __________ ___________

PLAN EQUITY                      $1,821,381 $2,733,716 $1,068,572 $  840,903 $5,765,228 $1,595,138 $4,687,319 $18,512,257
                                =========== ========== ========== ========== ========== ========== ========== ===========





VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN              SCHEDULE II
ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS
AS OF DECEMBER 31, 1992


                                            FIDELITY   FIDELITY   FIDELITY
                                  VICORP    MAGELLAN   PURITAN    EQUITY-      GIC        LOAN     EMPLOYER
                                STOCK FUND    FUND      FUND     INCOME FUND   FUND       FUND       FUND      TOTAL
                                __________ __________ __________ __________ __________ __________ __________ ___________

ASSETS
Cash                            $    9,090 $    6,211 $    2,900 $    2,330 $   16,511 $          $        1 $    37,043
Investments
  Common stock of VICORP
   Restaurants, Inc.             2,046,600                                                                     2,046,600
  Mutual Fund Securities                    1,920,651    727,002    507,464                        1,030,521   4,185,638
  Guaranteed Investment
   Contracts                                                                 3,015,997                         3,015,997
  Short-term Investments            14,313                                   2,270,616                41,924   2,326,853
  Real Estate                                                                                      2,108,000   2,108,000

Notes receivable from participants                                                      1,209,214              1,209,214
Contributions receivable
  Company                                                                                            817,869     817,869
  Participants                      11,737     15,847      7,050      4,875     29,080                            68,589
Interest and other receivable           40         17         20          8        454                11,532      12,071
                                __________ __________ __________ __________ __________ __________ __________ ___________

       Total assets              2,081,780  1,942,726    736,972    514,677  5,332,658  1,209,214  4,009,847  15,827,874
                                __________ __________ __________ __________ __________ __________ __________ ___________

LIABILITIES AND PLAN EQUITY

Refunds payable to participants      9,032     43,288     17,480     11,343    125,071               110,349     316,563
Accrued expenses                    19,459                                                            39,503      58,962
                                __________ __________ __________ __________ __________ __________ __________ ___________

       Total liabilities            28,491     43,288     17,480     11,343    125,071     ---       149,852     375,525
                                __________ __________ __________ __________ __________ __________ __________ ___________


PLAN EQUITY                     $2,053,289 $1,899,438 $  719,492 $  503,334 $5,207,587 $1,209,214 $3,859,995 $15,452,349
                                ========== ========== ========== ========== ========== ========== ========== ===========




VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN             SCHEDULE III
ALLOCATION OF PLAN INCOME AND CHANGES TO PLAN EQUITY TO INVESTMENT PROGRAMS
FOR THE YEAR ENDED DECEMBER 31, 1993

                                                  FIDELITY    FIDELITY    FIDELITY
                                       VICORP     MAGELLAN    PURITAN     EQUITY-       GIC         LOAN      EMPLOYER
                                     STOCK FUND     FUND        FUND     INCOME FUND    FUND        FUND        FUND       TOTAL
                                     __________  __________  __________  __________  __________  __________  __________ ___________

NET INVESTMENT INCOME                $      626  $  248,228  $  121,671  $   28,010  $  373,377  $  101,547  $  265,183 $ 1,138,642

NET REALIZED GAINS (LOSSES)
  Employer common stock                 (28,440)                                                                            (28,440)
  Other investments                                  19,703       3,393       6,324                              92,034     121,454

UNREALIZED APPRECIATION (DEPRECIATION)
  Employer common stock                (458,386)                                                                           (458,386)
  Other investments                                 238,576      45,580      91,138                                   8     375,302

CONTRIBUTIONS RECEIVED OR ACCRUED
  Company                                                                                                       848,761     848,761
  Participants                          552,326     548,443     259,440     218,573   1,052,503                           2,631,285
                                     __________  __________  __________  __________  __________  __________  __________ ___________

       Total additions                   66,126   1,054,950     430,084     344,045   1,425,880     101,547   1,205,986   4,628,618
                                     __________  __________  __________  __________  __________  __________  __________ ___________

WITHDRAWALS AND FORFEITURES
  Benefits paid to participants         280,940     187,714      80,702      56,001     462,401     122,915     413,202   1,603,875
  Forfeitures redistributed                                                                                     (35,165)    (35,165)
                                     __________  __________  __________  __________  __________  __________  __________ ___________

       Total distributions              280,940     187,714      80,702      56,001     462,401     122,915     378,037   1,568,710
                                     __________  __________  __________  __________  __________  __________  __________ ___________


TRANSFER BETWEEN FUNDS                  (17,094)    (32,958)       (302)     49,525    (405,838)    407,292        (625)     ---
                                     __________  __________  __________  __________  __________  __________  __________ ___________


NET INCREASE IN PLAN EQUITY            (231,908)    834,278     349,080     337,569     557,641     385,924     827,324   3,059,908
PLAN EQUITY AT BEGINNING OF YEAR      2,053,289   1,899,438     719,492     503,334   5,207,587   1,209,214   3,859,995  15,452,349
                                     __________  __________  __________  __________  __________  __________  __________ ___________

PLAN EQUITY AT END OF YEAR           $1,821,381  $2,733,716  $1,068,572  $  840,903  $5,765,228  $1,595,138  $4,687,319 $18,512,257
                                     ==========  ==========  ==========  ==========  ==========  ==========  ========== ===========





VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN             SCHEDULE III
ALLOCATION OF PLAN INCOME AND CHANGES TO PLAN EQUITY TO INVESTMENT PROGRAMS
FOR THE YEAR ENDED DECEMBER 31, 1992

                                                  FIDELITY    FIDELITY    FIDELITY
                                       VICORP     MAGELLAN    PURITAN     EQUITY-       GIC         LOAN      EMPLOYER
                                     STOCK FUND     FUND        FUND     INCOME FUND    FUND        FUND        FUND      TOTAL
                                     __________  __________  __________  __________  __________  __________  __________ __________


NET INVESTMENT INCOME                $      625  $  256,408  $   66,628  $   16,584  $  394,308  $   82,208  $  183,038 $  999,799

NET REALIZED GAINS (LOSSES)
  Employer common stock                   3,236                                                                              3,236
  Other investments                                  (3,521)      2,630       1,827                              57,454     58,390

UNREALIZED APPRECIATION (DEPRECIATION)
  Employer common stock                 368,481                                                                            368,481
  Other investments                                (137,778)     21,877      40,313                               3,785    (71,803)

CONTRIBUTIONS RECEIVED OR ACCRUED
  Company                                                                                                       817,869    817,869
  Participants                          529,827     453,101     209,632     167,187   1,231,378                          2,591,125
                                     __________  __________  __________  __________  __________  __________  __________ __________

       Total additions                  902,169     568,210     300,767     225,911   1,625,686      82,208   1,062,146  4,767,097
                                     __________  __________  __________  __________  __________  __________  __________ __________

WITHDRAWALS AND FORFEITURES
  Benefits paid to participants         139,214     160,178      82,886      52,991     605,175      94,323     449,545  1,584,312
  Forfeitures redistributed                                                                                     (20,524)   (20,524)
                                     __________  __________  __________  __________  __________  __________  __________ __________

       Total distributions              139,214     160,178      82,886      52,991     605,175      94,323     429,021  1,563,788
                                     __________  __________  __________  __________  __________  __________  __________ __________

TRANSFER BETWEEN FUNDS                  147,947      67,311     (22,571)     (5,474)   (590,570)    382,339      21,018     ---
                                     __________  __________  __________  __________  __________  __________  __________ __________

NET INCREASE IN PLAN EQUITY             910,902     475,343     195,310     167,446     429,941     370,224     654,143  3,203,309
PLAN EQUITY AT BEGINNING OF YEAR      1,142,387   1,424,095     524,182     335,888   4,777,646     838,990   3,205,852 12,249,040
                                     __________  __________  __________  __________  __________  __________  __________ __________

PLAN EQUITY AT END OF YEAR           $2,053,289  $1,899,438  $  719,492  $  503,334  $5,207,587  $1,209,214  $3,859,995 $15,452,349
                                     ==========  ==========  ==========  ==========  ==========  ==========  ========== ===========




VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN             SCHEDULE III
ALLOCATION OF PLAN INCOME AND CHANGES TO PLAN EQUITY TO INVESTMENT PROGRAMS
FOR THE YEAR ENDED DECEMBER 31, 1991

                                                  FIDELITY    FIDELITY    FIDELITY
                                       VICORP     MAGELLAN    PURITAN     EQUITY-        GIC         LOAN     EMPLOYER
                                     STOCK FUND     FUND        FUND     INCOME FUND     FUND        FUND       FUND        TOTAL
                                     __________  __________  __________  __________  __________  __________  __________ ___________

NET INVESTMENT INCOME                $      857  $  127,900  $   27,976  $   14,309  $  357,902  $   69,861  $  185,337 $   784,142

NET REALIZED GAINS (LOSSES)
  Employer common stock                   2,954                                                                   3,721       6,675
  Other investments                                   7,652       7,381       5,514                                          20,547

UNREALIZED APPRECIATION (DEPRECIATION)
  Employer common stock                  82,457                                                                      15      82,472
  Other investments                                 230,688      65,259      53,127                              35,182     384,256

CONTRIBUTIONS RECEIVED OR ACCRUED
  Company                                                                                                       650,622     650,622
  Participants                          395,361     312,866     139,218     113,834   1,024,667                           1,985,946
                                     __________  __________  __________  __________  __________  __________  __________ ___________

       Total additions                  481,629     679,106     239,834     186,784   1,382,569      69,861     874,877   3,914,660
                                     __________  __________  __________  __________  __________  __________  __________ ___________

WITHDRAWALS AND FORFEITURES
  Benefits paid to participants          61,024      96,038      27,630      38,325     480,978      91,267     300,992   1,096,254
  Forfeitures redistributed                                                                                     (13,833)    (13,833)
                                     __________  __________  __________  __________  __________  __________  __________ ___________

       Total distributions               61,024      96,038      27,630      38,325     480,978      91,267     287,159   1,082,421
                                     __________  __________  __________  __________  __________  __________  __________ ___________

TRANSFER BETWEEN FUNDS                  (42,050)     54,164     (71,315)    (40,869)    (53,347)    183,367     (29,950)     ---
                                     __________  __________  __________  __________  __________  __________  __________ ___________

NET INCREASE IN PLAN EQUITY             378,555     637,232     140,889     107,590     848,244     161,961     557,768   2,832,239
PLAN EQUITY AT BEGINNING OF YEAR        763,832     786,863     383,293     228,298   3,929,402     677,029   2,648,084   9,416,801
                                     __________  __________  __________  __________  __________  __________  __________ ___________


PLAN EQUITY AT END OF YEAR           $1,142,387  $1,424,095  $  524,182  $  335,888  $4,777,646  $  838,990  $3,205,852 $12,249,040
                                     ==========  ==========  ==========  ==========  ==========  ==========  ========== ===========





VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT SHARING PLAN              SCHEDULE IV
REPORTABLE TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                                        EXPENSES
                                                                                        INCURRED    COST BASIS
  IDENTITY OF             DESCRIPTION                NUMBER OF    PURCHASE    SELLING     WITH      AT DATE OF    NET GAIN
 PARTY INVOLVED          OF TRANSACTION                SHARES      PRICE       PRICE   TRANSACTION  TRANSACTION    (LOSS)
 ______________          ______________              _________   __________  ________  ___________  ___________   __________

Colorado National Bank  Three hundred and
                        fifty-one purchases          6,409,051   $6,409,051      ---       ---      $6,409,051        ---
                          Federated Obligations Fund

Colorado National Bank  Three hundred and
                         eighty-five sales           9,108,023       ---      9,108,023    ---       9,108,023        ---
                          Federated Obligations Fund

Colorado National Bank  Thirty purchases
                         - GIC Open-End              3,337,088    3,337,088      ---       ---       3,337,088        ---
                         Portfolio - Fidelity
                         Management Trust Company

Colorado National Bank  Twenty-one sales - GIC
                        Open-End Portfolio -           503,101       ---        503,101    ---         503,101        ---
                        Fidelity Management
                        Trust Company







                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the VICORP Restaurants, Inc. Employees' Profit Sharing Plan:


We have audited the accompanying statements of financial condition of the VICORP Restaurants, Inc. Employees' Profit Sharing Plan (the "Plan") as of December 31, 1993 and 1992, and the related statements of Plan income and changes in Plan equity for each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 1993 and 1992, and the Plan income and changes in Plan equity for the three years in the period ended December 31, 1993 in comformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Statement of Investments Held as of December 31, 1993 (Schedule I), the Allocation of Plan Assets and Liabilities to Investment Programs as of December 31, 1993 and 1992 (Schedule II), the Allocation of Plan Income and Changes in Plan Equity to Investment Programs (Schedule III) for each of the three years in the period ended December 31, 1993 and Reportable Transactions in Excess of 5% of Plan Assets for the year ended December 31, 1993 (Schedule IV), are presented for purposes of complying with the regulations of the Securities and Exchange Commission and the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                           ARTHUR ANDERSEN & CO.

Denver, Colorado,
  April 11, 1994.